Exhibit 99.3

FOR IMMEDIATE RELEASE

(All amounts in Canadian dollars)

Tim Hortons Inc. resumes Share Repurchase Program;

Expects to repurchase up to $150 million in shares by March 1st, 2010

OAKVILLE, ONTARIO, (October 30th, 2009): Tim Hortons Inc. (TSX: THI, NYSE: THI) today announced the Board of Directors has approved resumption of the previously announced share repurchase program, commencing in the fourth quarter. The Company currently expects to spend up to $150 million during the remainder of the program until it terminates on March 1st, 2010.

The Company announced in May this year its decision to defer further purchases in its share repurchase program, pending a change in corporate structure, which was subject to shareholder approval at that time. As a result of the subsequent completion of the reorganization as a Canadian public company, the Board has approved resumption of the previously announced program,

“Our decision to resume our share repurchase program reflects in part efficiencies arising from our new corporate structure as well as our continued confidence in our strong cash flow generation capabilities,” said Cynthia Devine, chief financial officer.

Under terms of the existing program, the Company is authorized to purchase up to $200 million in common shares, not to exceed the regulatory maximum of 9,077,438 shares or 5% of the outstanding common shares. Prior to the decision to defer purchases under the program, the Company spent $16.7 million to repurchase approximately 0.6 million common shares.

Share purchases will be made through a combination of a 10b5-1, or automatic trading program, and through management’s discretion considering regulatory requirements, and market, cost and other considerations. Repurchases will be made by Tim Hortons on either the Toronto Stock Exchange or the New York Stock Exchange. There can be no assurance as to the precise number of shares that will be repurchased under the share repurchase program, or the aggregate dollar amount of the shares purchased. Tim Hortons may discontinue purchases at any time, subject to compliance with applicable regulatory requirements. Shares purchased pursuant to the share repurchase program will be cancelled.

Safe Harbor Statement

Certain information in this news release, particularly information regarding future plans, expectations and objectives of management, is forward-looking as contemplated under the Private Securities Litigation Reform Act of 1995. Various factors including those described as “risk factors” in the Company’s 2008 Annual Report on Form 10-K, filed February 26, 2009, and those risk factors set forth in our Safe Harbor Statement, as well as other possible factors not listed or described in the foregoing, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. As such, readers are cautioned not to place undue reliance on forward-looking statements contained in this news release, which speak only as of the date hereof.

Except as required by federal or provincial securities laws, the Company undertakes no obligation to publicly release any revisions to the forward looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, even if new information, future events or other circumstances have made the forward-looking statements incorrect or misleading. Please review the Company’s Safe Harbor Statement at www.timhortons.com/en/about/safeharbor.html.

Tim Hortons Inc. Overview

Tim Hortons is the largest publicly-traded quick service restaurant chain in Canada, and fourth largest in North America, based on market capitalization. Tim Hortons appeals to a broad range of consumer tastes, with a menu that includes premium coffee and donuts, flavored cappuccinos, specialty teas, home-style soups, fresh sandwiches, wraps and fresh baked goods. As of September 27th, 2009, Tim Hortons had 3,527 systemwide restaurants, including 2,971 in Canada and 556 in the United States. More information about the Company is available at www.timhortons.com.

CONTACTS:

INVESTORS: Scott Bonikowsky: (905) 339-6186 or investor_relations@timhortons.com